EXHIBIT 4.2

                     ILLINOIS CENTRAL RAILROAD COMPANY
                      UNION EMPLOYEES' SAVINGS TRUST


                             TABLE OF CONTENTS


                                                                       PAGE

ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
          I-1.  Name . . . . . . . . . . . . . . . . . . . . . . . . . .  1
          I-2.  Controlling Law. . . . . . . . . . . . . . . . . . . . .  1
          I-3.  Terms. . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Fiduciary Responsibilities. . . . . . . . . . . . . . . . . . . . .  2

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     Relating to the Trust Fund and the Trustee. . . . . . . . . . . . .  3
          III-1.  The Trust Fund . . . . . . . . . . . . . . . . . . . .  3
          III-2.  Trustee's General Powers, Rights and Duties. . . . . .  3
          III-3.  Limitation on Trustee's Powers, Rights and Duties. . .  6
          III-4.  Qualification of Trust . . . . . . . . . . . . . . . .  6

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     Relating to the Company . . . . . . . . . . . . . . . . . . . . . .  7
          IV-1.  The Company . . . . . . . . . . . . . . . . . . . . . .  7
          IV-2.  Company's General Powers, Rights and Duties . . . . . .  7

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Investment Funds, Investment Managers,
       Custodians and Insurance Companies. . . . . . . . . . . . . . . . 10
          V-1.  Investment Funds . . . . . . . . . . . . . . . . . . . . 10
          V-2.  Common Investments . . . . . . . . . . . . . . . . . . . 10
          V-3.  Investment Managers. . . . . . . . . . . . . . . . . . . 10
          V-4.  Custodians . . . . . . . . . . . . . . . . . . . . . . . 12
          V-5.  Insurance Companies. . . . . . . . . . . . . . . . . . . 13

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Participating Trusts. . . . . . . . . . . . . . . . . . . . . . . . 15
          VI-1.  Qualified Employer Plans. . . . . . . . . . . . . . . . 15
          VI-2.  Participating Trusts. . . . . . . . . . . . . . . . . . 15
ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Trust Accounting. . . . . . . . . . . . . . . . . . . . . . . . . . 16
          VII-1.   Accounts. . . . . . . . . . . . . . . . . . . . . . . 16
          VII-2.   Valuation Date, Valuation Period, Investments . . . . 16
          VII-3.   Plan Accounts . . . . . . . . . . . . . . . . . . . . 16
          VII-4.   Adjusted Net Worth. . . . . . . . . . . . . . . . . . 17
          VII-5.   Combined Investment Funds . . . . . . . . . . . . . . 17
          VII-6.   Recordkeeping . . . . . . . . . . . . . . . . . . . . 17
          VII-7.   Company Stock Fund. . . . . . . . . . . . . . . . . . 18
          VII-8.   Accounting For Investment Funds . . . . . . . . . . . 20

ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     Deposits, Withdrawals, Transfers and Distributions. . . . . . . . . 21
          VIII-1.  Deposits. . . . . . . . . . . . . . . . . . . . . . . 21
          VIII-2.  Withdrawals, Transfers and Distributions. . . . . . . 21

ARTICLE IX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     General Provisions. . . . . . . . . . . . . . . . . . . . . . . . . 23
          IX-1.   No Reversion in Employers. . . . . . . . . . . . . . . 23
          IX-2.   Non-Assignment . . . . . . . . . . . . . . . . . . . . 23
          IX-3.   Third Parties. . . . . . . . . . . . . . . . . . . . . 23
          IX-4.   Liabilities Mutually Exclusive . . . . . . . . . . . . 24
          IX-5.   Limitation of Liability. . . . . . . . . . . . . . . . 24
          IX-6.   Limit of Responsibility. . . . . . . . . . . . . . . . 24
          IX-7.   Indemnification. . . . . . . . . . . . . . . . . . . . 24
          IX-8.   Disagreement as to Acts. . . . . . . . . . . . . . . . 25
          IX-9.   Courts . . . . . . . . . . . . . . . . . . . . . . . . 25
          IX-10.  Unrelated Business Taxable Income. . . . . . . . . . . 25
          IX-11.  Evidence . . . . . . . . . . . . . . . . . . . . . . . 25
          IX-12.  Mistake of Fact. . . . . . . . . . . . . . . . . . . . 25
          IX-13.  Attorneys, Agents, Accountants, etc. . . . . . . . . . 25
          IX-14.  Compensation and Expenses. . . . . . . . . . . . . . . 26
          IX-15.  Action by the Company. . . . . . . . . . . . . . . . . 27
          IX-16.  Waiver of Notice . . . . . . . . . . . . . . . . . . . 27
          IX-17.  Gender and Number. . . . . . . . . . . . . . . . . . . 27
          IX-18.  Counterparts . . . . . . . . . . . . . . . . . . . . . 27
          IX-19.  Statutory References . . . . . . . . . . . . . . . . . 27
          IX-20.  Severability . . . . . . . . . . . . . . . . . . . . . 27
          IX-21.  Scope of this Agreement. . . . . . . . . . . . . . . . 27
          IX-22.  Confidentiality. . . . . . . . . . . . . . . . . . . . 27
          IX-23.  Contesting of Assessed Taxes . . . . . . . . . . . . . 27
          IX-24.  Form of Instructions . . . . . . . . . . . . . . . . . 28
          IX-25.  Notices. . . . . . . . . . . . . . . . . . . . . . . . 28

ARTICLE X. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     Changes in Trustee. . . . . . . . . . . . . . . . . . . . . . . . . 29
          X-1.  Resignation. . . . . . . . . . . . . . . . . . . . . . . 29
          X-2.  Removal of Trustee . . . . . . . . . . . . . . . . . . . 29
          X-3.  Duties of Resigning or Removed Trustee and of Successor
               Trustee . . . . . . . . . . . . . . . . . . . . . . . . . 29

ARTICLE XI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     Amendment and Termination . . . . . . . . . . . . . . . . . . . . . 30
          XI-1.  Amendment . . . . . . . . . . . . . . . . . . . . . . . 30
          XI-2.  Termination . . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE XII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     Incorporation of Collective Investment Trusts . . . . . . . . . . . 31

                    ILLINOIS CENTRAL RAILROAD COMPANY
                     UNION EMPLOYEES' SAVINGS TRUST


 THIS AGREEMENT, made effective as of June _____, 1995, by and between ILLINOIS CENTRAL RAILROAD COMPANY, a Delaware corporation (the "Company"), and CONTINENTAL TRUST COMPANY, and its successor or successors and assigns in the trust hereby evidenced, as Trustee (the "Trustee"),


                            WITNESSETH THAT:


 WHEREAS, the Company and certain of its related companies
(sometimes referred to collectively as the "Employers" and individually as an "Employer") are maintaining, or hereafter may establish, adopt or assume, pension and profit sharing plans that meet the requirements of a "qualified plan" under Section 401(a) of the Internal Revenue Code (the "Code"); and

 WHEREAS, it is deemed desirable and in the best interests of employees of the Employers who are, or in the future may be, covered by such qualified pension and profit sharing plans and their beneficiaries that provision be made for the collective investment of part or all of the assets of the trusts related to such plans, and this agreement is designed for that purpose;

 NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, IT IS AGREED AS FOLLOWS:

                                ARTICLE I

                              Introduction

 I-1. Name. This agreement and the trust hereby evidenced may be referred to as "Illinois Central Railroad Company Union
Employees' Savings Trust."

 I-2. Controlling Law. To the extent not superseded by federal law, the laws of the State of Illinois shall control in all matters relating to this agreement.

 I-3. Terms. Various terms are defined and used in this agreement, including the term "trust fund" defined in Article III, the terms "investment fund," "investment manager," "custodian," and "insurance company" defined in Article V, the terms
"qualified Employer plan" and "participating trust" defined in
Article VI, and the terms "valuation date," "valuation period" and "adjusted net worth" defined in Article VII.

                               ARTICLE II

                       Fiduciary Responsibilities

 It is specifically intended that all provisions of this agreement shall be applied so that all fiduciaries with respect to this agreement shall be required to meet the prudence, diversification and other requirements and responsibilities of applicable law to the extent such requirements and responsibilities apply to them, but that, subject to applicable law, each such fiduciary shall be responsible only for the carrying out of the requirements, responsibilities, obligations and duties placed upon such fiduciary by provisions of this agreement. No provisions of this agreement are intended to relieve a fiduciary from any requirement, responsibility, obligation or duty imposed by applicable law.
In general, a fiduciary shall discharge its duties with respect to this trust solely in the interests of participants and beneficiaries under the plans related to the trusts that deposit assets in this trust and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

                               ARTICLE III

               Relating to the Trust Fund and the Trustee

 III-1. The Trust Fund. Unless the context clearly implies or indicates the contrary, the term "trust fund" comprises all property of every kind held by the Trustee (or any custodian or insurance company) under this agreement.

 III-2.  Trustee's General Powers, Rights and Duties.
 With respect to the trust fund and subject only to the limitations expressly provided in this agreement (including the powers reserved to the Company, investment managers, custodians and insurance companies under this agreement), or imposed by applicable law, the Trustee shall have the following powers, rights and duties in addition to those vested in it elsewhere in this agreement or by law:

     (a) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the trust, and otherwise deal with, all property, real or personal, in such manner, for such considerations, and on such terms and conditions as the Trustee shall decide.

     (b)  To retain in interest bearing cash
           equivalents such amounts as the Trustee
           considers advisable and as are permitted by applicable law.

     (c) To invest and reinvest the balance of the trust fund in any shares of stock, bonds, mortgages, notes, mutual fund shares or other property of any kind, real or personal (including investment in any common, commingled or collective trust fund or pooled investment fund described in Article XII and in a deposit account or deposit administration fund described in Article V), to buy and sell interest rate and stock index futures contracts traded on a regulated exchange that are offset by cash reserves or counterbalanced against appropriate fixed income or stock positions held by the Trustee and to write covered call options with respect to any securities held in the trust fund and to purchase put and call options, provided such options are listed on a recognized trading exchange, and to diversify such investments so as to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so; provided, however, that (i) when directed by an investment manager pursuant to paragraph V-3, the Trustee shall acquire, retain or dispose of such investments as are specified in such direction; and (ii) when directed by the Company pursuant to subparagraph IV-2(g), and in accordance with a written agreement between the Com-pany and the Trustee, the Trustee shall lend securities of the trust fund to the extent consistent with Department of
           Labor Prohibited Transaction Exemption
           81-6 and any supplementary or successor
           exemption.

     (d)  To invest cash balances prior to
           investment in an investment fund in any
           type of investment which bears a rate of interest which the Trustee considers reasonable, including short-term cash equivalents having ready marketability, such as United States treasury bills and other short-term government obligations, commercial paper, certificates of deposit
           (including certificates of deposit issued by the bank acting as Trustee), and similar types of securities and money market instruments, and part interests in any one or more of the foregoing, and including investment in any appropriate, common, collective or commingled short-term investment fund described in Art-icle XII, and to invest in such short-term cash equivalents cash balances in an investment fund established for that purpose.

     (e) When directed by the Company pursuant to subparagraph IV-2(b), to establish or terminate investment funds, to transfer or direct the transfer of assets specified by the Company from any investment fund to any other investment fund held by the Trustee, a custodian or an insurance company and, if assets of an investment fund are to be invested in a deposit account or a deposit administration fund maintained by a legal reserve life insurance company pursuant to an agreement between the Trustee and such insurance company or a group annuity contract issued by such insurance company to the Trustee as contract holder, or if assets of an investment fund are to be used to purchase shares or interests in a pooled investment fund, as described in
           Article XII, pursuant to an agreement
           between the Trustee and the Trustee or
           Trustees of such pooled investment fund, to execute such agreement or apply for such contract and to transfer assets to such deposit account or deposit administration fund or to purchase such shares or interests, as the case may be.

     (f) When directed by the Company pursuant to subparagraph IV-2(c) to effect withdrawals from the investment funds and distribute the proceeds to participating trusts, and to require, before making any distribution, such releases, indemnities or other documents from any lawful taxing authority or governmental body, depart-ment or agency as it may consider necessary for its protection without liability for the payment of interest on funds retained by it pending receipt by it of such releases, indemnities or other documents, except to the extent interest is actually credited to the trust fund for such balances.

     (g) When directed by the Company pursuant to subparagraph IV-2(d), to employ one or more professional investment advisors
           (which may be or include the bank acting as Trustee) for the purpose of the evaluation of the investment performance of any investment fund or funds on such terms and conditions as shall be specified by the Company.

     (h) When directed by the Company pursuant to subparagraph IV-2(e), to make purchases or sales of such securities or other property or part interests therein as the Company may consider appropriate with respect to the investment and reinvestment of assets of the trust fund
           (subject to the power, right and duty of the Trustee to invest cash balances on a short term basis to the same extent as described in subparagraph V-3(f)).

     (i) To the extent permitted by law, and with the approval of the Company, to borrow from anyone (including the bank acting as Trustee) from time to time such amount or amounts as the Trustee considers desirable to carry out this trust, and for that purpose to mortgage or pledge all or any part of the trust fund.

     (j)  To retain any funds or property subject
           to any dispute, and to decline to make
           payment or delivery thereof until final
           adjudication is made by a court of
           competent jurisdiction or an appropriate release is obtained.

     (k)  To begin, maintain or defend any
           litigation necessary in connection with
           the administration of this trust, except that the Trustee shall not be obligated to do so unless required by law or unless it is indemnified to its satisfaction.

     (l)  To compromise, contest, arbitrate or
           abandon claims and demands.

     (m)  To hold securities or other property in
           the name of the Trustee or its nominee,
           or in any other way, with or without
           disclosing the trust relationship;
           provided, however, that except as
           authorized by regulations issued by the
           Secretary of Labor, the indicia of
           ownership of the trust fund shall not be maintained outside the jurisdiction of the district courts of the United States.

     (n) To give proxies to vote stocks and other voting securities, to join in or oppose
           (alone or jointly with others) voting
           trusts, mergers, consolidations,
           foreclosures, reorganizations,
           liquidations or other changes in the
           financial structure of any corporation,
           and to exercise or sell stock
           subscription or conversion rights.

     (o) To determine and report to the Company as of each valuation date the net worth of the trust fund, the fair market value of the assets of each investment fund, the fair market value of deposits made in the form of securities or other property, and the fair market value of securities or other property to be distributed to participating trusts, all as determined by the Trustee on an accrual basis on the basis of such evidence, data and information as it considers pertinent and reliable; provided, however, that as to any assets held by a custodian or insur-ance company, and subject to applicable law, the Trustee may rely upon the valuation of such assets by such custodian or insurance company for purposes of this subparagraph.

     (p)  To furnish the Company with a monthly
           statement of account, or a statement of
           account for such other period as the
           Company may specify, showing the
           condition of the trust fund and all
           investments, receipts, disbursements and other transactions made by the Trustee or any investment manager during the accounting period, and also stating the assets of the trust fund held at the end of the period, and, subject to applicable law and the terms of paragraph IX-6, such statement of account shall be conclusive on all persons, including the Employers and the Company, except as to any act or transaction as to which the Company files with the Trustee written exceptions or objections within one hundred eighty days after the receipt of the statement of account, and the approval by the Company of any account, act, or procedure of the Trustee shall be full acquittance and discharge to the Trustee with respect thereto.

     (q) To invest in common stock of the Company by creating an investment fund that consists solely or primarily of common stock of the Company.

     (r)  To perform any and all other acts which
           in the Trustee's judgment are necessary
           or appropriate for the proper and
           advantageous management, investment and
           distribution of the trust fund.

 III-3.  Limitation on Trustee's Powers, Rights and Duties.
Except to the extent otherwise provided by law, no powers, rights, duties or responsibilities are imposed on the Trustee other than those set forth in this agreement.

 III-4. Qualification of Trust. Until they determine or are advised to the contrary, the Trustee, the Company and each investment manager and insurance company may assume that this trust is qualified under Section 401(a), and is entitled to tax exemption under Section 501(a), of the Code.

                                ARTICLE IV

                         Relating to the Company

 IV-1. The Company. The Company shall have the powers, rights, duties and responsibilities with respect to this trust that are described in paragraph IV-2 below and elsewhere in this agreement. The Company shall certify to the Trustee and the investment managers then acting any persons that are authorized to sign on behalf of the Company and, subject to applicable law, the Trustee and each investment manager may rely on the latest such certificate received without further inquiry or verification.

 IV-2. Company's General Powers, Rights and Duties. The Company shall have the following powers, rights and duties in connection with the investment of the trust fund in addition to those and elsewhere in this agreement:

     (a) To direct the Trustee from time to time, at the discretion of the Company, to invest cash balances prior to investment in an investment fund in short-term cash equivalents having ready marketability, including but not limited to United
           States treasury bills and other
           short-term government obligations, com-

           mercial paper, certificates of deposit
           (including certificates of deposit issued by the bank acting as Trustee) and similar types of securities and money market instruments, and part interests in any one or more of the foregoing, and including investment in any appropriate common, collective, or commingled short-term investment fund described in
           Article XII, and to invest in such
           short-term cash equivalents cash balances in an investment fund established for that purpose.

     (b) To direct the Trustee from time to time, at the discretion of the Company, to establish one or more investment funds, to transfer assets specified by the Company from one investment fund to another investment fund, to transfer assets held by the Trustee to a custodian of an investment fund, and, if assets of an investment fund are to be invested in a deposit account or a deposit administration fund maintained by a legal reserve life insurance company pursuant to an agreement between the Trustee and such insurance company or a group annuity contract issued by such insurance com-pany, or if assets of an investment fund are to be used to purchase shares or interests of a pooled investment fund, as described in Article XII, pursuant to an agreement between the Trustee and the trustee or trustees of such pooled investment fund, to direct the Trustee to execute such agreement or apply for such contract and to transfer assets to such deposit account or deposit administration fund or to purchase such shares or interests, as the case may be, pursuant to Article V.

     (c)  To direct the Trustee from time to time
           to effect withdrawals from the investment funds and to distribute the proceeds to participating trusts pursuant to paragraph VIII-2.

     (d) To appoint or remove investment managers pursuant to paragraph V-3, to employ professional investment advisors to recommend investment policy and specific investments and to manage investment funds established under Article V, and, at its discretion, to direct the Trustee to employ professional investment advisors (which may be or include the bank acting as Trustee) for the purpose of evaluation of the investment performance of any investment fund or funds on such terms and conditions as shall be specified by the Company.

     (e) To make purchases or sales, or direct the Trustee to make purchases or sales, or to issue directly to a broker or dealer orders for purchases or sales of such securities or other property or part interests therein as it may consider appropriate with respect to the investment and reinvestment of assets of an investment fund described in the next following sentence, provided that, the investment powers so assumed by the Company shall be consistent with the investment powers generally reserved to the Trustee pursuant to paragraph III-2.
           All investments or investment direction
           by the Company shall control only those
           investment funds that the Company has
           directed the Trustee to establish
           pursuant to paragraph V-1 and that have
           been designated in writing by the Company to the Trustee as investment funds over which the Company shall have exclusive investment control (subject to the power, right and duty of the Trustee to invest cash balances on a short-term basis to the same extent as described in subparagraph V-3(f)). All instructions and directions of the Company to the Trustee as to an investment fund shall be made in writing delivered by hand or by first class or overnight mail, or, at the option of the Trustee, by facsimile or orally by an employee of the Company known to the Trustee and confirmed in writing as soon as practicable thereafter, and the Company shall instruct each broker, dealer or other person executing any order on behalf of the fund to furnish to the Trustee a broker or dealer confirmation promptly after execution of such transaction.

     (f)  To establish, at its discretion, one or
           more committees for the purpose of
           carrying out part or all of the Company's duties and responsibilities under this agreement, with the members of each such committee serving at the pleasure of the Company; and references in this agreement to the Company, to the extent its duties and responsibilities have been delegated to a committee, shall include such committee; and each committee so established shall act in accordance with, and subject to, the provisions of paragraph IV-3 as if such committee were the Company.

     (g) To direct the Trustee from time to time, at the discretion of the Company, to lend securities of the trust fund pursuant to a written agreement between the Company and the Trustee. Such written agreement shall require that the lending of securities by the Trustee be consistent with Department of Labor Prohibited
           Transaction Exemption 81-6 and any
           supplementary or successor exemption,
           shall provide for the transfer of
           securities to the borrower and the
           investment of the collateral received in exchange for such securities, and shall direct the Trustee to enter into an appropriate broker loan agreement with the borrower or borrowers. Not-withstanding any other provisions of this agreement to the contrary, a borrower shall have the authority and responsibility to vote securities it has borrowed pursuant to the broker loan agreement between that borrower and the Trustee. The Trustee shall maintain a record of the market value of all loaned securities and shall be paid reasonable compensation for services rendered by the Trustee in the lending of securities of the trust fund pursuant to this subparagraph as agreed to from time to time between the Trustee and the Company.

                                ARTICLE V

                 Investment Funds, Investment Managers,
                  Custodians and Insurance Companies

 V-1. Investment Funds. Concurrent with the establishment of this trust, and from time to time thereafter, the Company shall direct the Trustee to establish and maintain one or more investment funds (the "investment funds") for the purpose of investing the deposits of participating trusts. The Trustee shall transfer to each investment fund such portion of the assets of the trust fund as the Company directs in writing. The investment funds so established may be designated alphabetically (e.g., "Fund A," "Fund B," etc.), or by reference to the investment manager appointed to manage such fund or the type of investment to be undertaken by that manager
(e.g., fixed income, growth equity, etc.), or in such other way as the Company may direct. Except to the extent that (i) investment managers have been appointed for an investment fund pursuant to paragraph V-3, (ii) assets of an investment fund have been transferred to an insurance company pursuant to paragraph V-5, or
(iii) the Company has investment responsibility for assets in an investment fund pursuant to subparagraphs IV-2(a) and (e), the investment of the assets of each investment fund shall be the responsibility of the Trustee. Investment of the assets by such investment managers or such insurance company shall be pursuant to the provisions of the applicable agreement or group annuity contract. Investment of the assets of an investment fund shall be made pursuant to investment guidelines promulgated by the Company for that investment fund, which guidelines shall be furnished in writing to the investment manager, if any, appointed for that investment fund and to the Trustee. The investment guidelines for any investment fund may be modified by the Company from time to time, but such revised guidelines shall be promptly furnished in writing to the investment manager, if any, for that investment fund and to the Trustee.

 V-2. Common Investments. Except as directed by the Company, it shall not be necessary to make any separate investment of the assets of an investment fund for the individual benefit of any participating trust and all deposits made to an investment fund may be held and invested as a single fund.

 V-3. Investment Managers. The Company, from time to time and at its sole discretion, may appoint a professional investment counsel other than the Trustee as "investment manager" of all or any portion of any investment fund established pursuant to the direction of the Company, subject to the following:

     (a)  More than one investment manager may be
           appointed for any single investment fund.

     (b)  Appointment of an investment manager
           shall be made by written notice to the
           investment manager and the Trustee, which notice shall specify those powers, rights and duties of the Trustee under this agreement that are allocated to the investment manager and that portion of the assets of the trust fund subject to investment direction by that investment manager. An investment manager so appointed pursuant to this subparagraph shall be a registered investment adviser under the Investment Advisers Act of 1940, or a bank defined in said Act, or a legal reserve life insurance company qualified to manage, acquire or dispose of assets of the trust fund under the laws of more than one state, and shall acknowledge in writing to the Company that it accepts such appointment and is a fiduciary with respect to this trust, the participating trusts and related plans insofar as the management and control of investments of the trusts and participating trusts are concerned.

     (c)  The Company shall promptly notify the
           Trustee in writing of the appointment of an investment manager and thereafter the Trustee shall be subject to the direction of the investment manager as respects the investment, retention or sale of the assets of the applicable investment fund, including the receipt and delivery of assets purchased or sold by the investment manager. The Trustee may assume that such appointment continues in effect until it receives written notice to the contrary from the Company or such investment manager or until it has other reason to believe that the appointment is no longer effective.

     (d)  An investment manager may resign at any
           time upon 60 days' prior written notice
           to the Company and the Trustee.  The
           Company may remove an investment manager at any time by prior written notice to the investment manager and written notice to the Trustee.

     (e) Subject to applicable law, it is intended that an investment manager shall have full responsibility with respect to the investment of the assets of the investment fund for which it has the power of investment direction and that the Trustee shall have no obligation as to the investment of such assets as long as they are subject to investment direction by that investment manager.

     (f)  Notwithstanding subparagraph (e) next
           above, with the prior approval of the
           investment manager for that fund, the
           Trustee shall have the power, right and
           duty to invest cash balances held by it
           from time to time as a part of an
           investment fund in any type of investment which bears a rate of interest that the Trustee considers reasonable, including short-term cash equivalents having ready marketability, such as United States treasury bills and other short-term government obligations, commercial paper, certificates of deposit (including certificates of deposits issued by the bank acting as Trustee) and similar types of securities and money market in-struments and part interests in any one or more of the foregoing, and including investment in any appropriate common, commingled or collective short-term investment fund maintained by the bank acting as Trustee, and the Trustee also shall have the power, right and duty to sell such short-term investments as may be necessary to carry out the instructions of the investment manager or the Company regarding that investment fund.

 V-4. Custodians. If the Company appoints a national banking association or bank incorporated under state law as investment manager of any investment fund (the "fund"), then, notwithstanding any other provisions of this agreement, the Company may also designate such bank to be employed by the Trustee as "custodian" of the assets from time to time forming a part of that fund, in which event the following shall apply:

     (a) The Trustee shall enter into an agreement with the bank so named employing it as agent of the Trustee and custodian of the fund and delegating to the custodian the same powers, rights and duties otherwise reserved to the Trustee under this agreement in regard to the retention and administration of the fund, it being intended that, except as provided to the contrary in this paragraph V-4, the conditions and limitations of this agreement otherwise applicable to the
           Trustee shall be applicable to the
           custodian, but only with respect to the
           fund, and the custodian shall have
           responsibility for the holding and
           safekeeping of the assets of the fund, in addition to its duties as investment manager, and shall maintain the records and accounts, and shall submit to the appropriate party or parties the periodic reports, otherwise required of the
           Trustee as to the fund.

     (b)  The provisions of such agreement shall
           include the right reserved to the
           custodian to resign as such at any time
           by giving prior written notice to the
           Company and the Trustee and the right
           reserved to the Trustee to terminate the employment of the custodian at any time by giving prior written notice to the custodian and the Company.

     (c)  The custodian shall be entitled to
           reasonable compensation for its duties as such as may be agreed upon from time to time between the custodian and the Company, which compensation may be included in and paid pursuant to the custodian's compensation arrangement with the Company for services rendered by it as investment manager.

     (d)  The Trustee shall promptly transfer to
           the custodian the assets of the fund and, until its employment as custodian ends and all assets held by it as to that fund have been returned to the possession of the Trustee, the custodian shall hold and be responsible for the retention and administration of the assets of the fund as agent of the Trustee.

 If the Company designates a legal reserve life insurance company as investment manager of any investment fund pursuant to paragraph V-3, then, notwithstanding any other provisions of this agreement, the Company shall direct the Trustee to execute an appropriate form of agreement between the Trustee and such insurance company providing for the investment of the assets of that investment fund by the insurance company and for purposes of this agreement the insurance company shall be deemed to be the "custodian" of the assets which are transferred from time to time to the insurance company as a part of the investment fund.

 V-5. Insurance Companies. The Company, at its sole discretion, may direct the Trustee to execute an agreement with a legal reserve life insurance company selected by the Company or apply for a group annuity contract issued by a legal reserve life insurance company selected by the Company to the Trustee as contract holder for the purpose of investing assets of an investment fund.
The Company shall direct the Trustee to transfer assets of the investment fund to the insurance company for investment in a deposit account or deposit administration fund maintained by it pursuant to such agreement or group annuity contract. If such agreement or contract does not constitute a guaranteed benefit policy
(as defined in Section 401(b)(2)(B) of ERISA), but does provide for the allocation of amounts received by the insurance company thereunder solely to one or more of its separate accounts
(including separate accounts maintained for the collective investment of assets of qualified retirement plans), or to the insurance company's general account and one or more of such separate accounts, then, notwithstanding any other provisions of this agreement to the contrary, the following shall apply with respect to such agreement or contract (referred to below as the "separate account contract"):

     (a)  The Company may appoint the insurance
           company as investment manager of the
           investment fund under which the separate account contract shall be held to the extent that amounts held by the insurance company thereunder shall be deemed "plan assets" under ERISA.

     (b)  The insurance company shall have the
           exclusive responsibility for the
           investment and management of any amounts held in the separate account contract, subject to the right of the Trustee, acting upon the direction of the Company or the investment manager, if any, to specify the amounts under the separate account contract that are to be allocated among the accounts provided for in such contract (unless the insurance company is given responsibility for determining the allocation of amounts among the various accounts provided for in the separate account contract).

     (c)  For purposes of this Trust, none of the
           assets held by the insurance company
           under the separate account contract, whe-ther or not they may be deemed "plan assets" under ERISA, shall constitute or be considered as, assets of the trust fund, except that the separate account contract and participation units acquired by the Trustee pursuant to such contract shall constitute, and shall be considered as, assets of the trust fund.

     (d)  The Trustee may, as directed by the
           Company, pursuant to the separate account contract, participate in any separate account available thereunder, including, but not limited to, a separate account composed primarily of investments in property of any kind, real or personal, or part interest (including any partner-ship interest) in property, real or personal, foreign or domestic, and in any rights, warrants and options to acquire any such property, and without regard to any limitations of state law on investments by fiduciaries, and without distinction between principal and income.

 The term "insurance company" as used in this agreement means an insurance company described above in this paragraph V-5.

                               ARTICLE VI

                          Participating Trusts

 VI-1. Qualified Employer Plans. For purposes of this agreement a "qualified employer plan" means an employee pension benefit plan that is maintained by an Employer and meets the requirements of Section 401(a) of the Code, and is to be funded by a trust that is exempt from taxation under Section 501(a) of the Code. The plan document or the trust instrument evidencing the trust expressly authorizes deposits of part or all of the assets of that plan or trust to be made in this trust so that such assets may be commingled with the assets of other qualified plans and trusts for investment purposes and such plan documents or trust in-strument incorporates the provisions of this agreement by reference.

VI-2. Participating Trusts. The Company shall designate in writing to the Trustee of this trust, each qualified Employer plan that is to be a "participating trust" under this agreement. Each such qualified Employer plan shall become a participating trust concurrent with its initial deposit of assets in this trust.
A participating trust's initial deposit, and any subsequent deposits, shall be made in accordance with the provisions of paragraph VIII-1. A participating trust shall continue as such until its entire investments in the investment funds have been withdrawn and the proceeds thereof distributed to the participating trust pursuant to paragraph VIII-2.

                               ARTICLE VII

                            Trust Accounting

VII-1. Accounts. The Company shall establish and maintain a separate account in the name of each participating trust for each investment fund in which that participating trust makes an investment. Such account shall reflect the number of units that represent the participating trust's investment in that fund and shall be adjusted as of each valuation date in accordance with paragraph VII-3.

VII-2.  Valuation Date, Valuation Period, Investments.
The "valuation date" for the trust fund and for each investment fund within that trust fund shall be the last day of each calendar month and reference to the "valuation period" as to that fund means the calendar month. Reference to a participating trust's "investment" in an investment fund means a new deposit made by that participating trust which is invested in that investment fund or amounts which are transferred from any other investment fund or funds on behalf of that participating trust and invested in that investment fund, as the case may be.

VII-3. Plan Accounts. The Trustee shall establish and maintain within the trust fund an account (hereinafter referred to as a "plan account") for each plan and participating trust to reflect the interest of each plan and participating trust in the entire trust fund. Each plan account shall be credited with Employer and participants' contributions under the related plan, with its proportionate part of the earnings of the trust fund and any increase in the values thereof, and with the earnings on and any increase in the values of any investment fund or other assets of said plan account, and shall be charged with distributions pursuant to provisions of the related plan, with its proportionate part of the costs and expenses of the trust fund and any decrease in the values thereof, and with the costs and expenses incurred with respect to and any decrease in the values of any such investment fund or other assets of said plan account.

     (a) With respect to any plan or participating trust that first becomes such after the effective date of this agreement, the plan account established hereunder for such plan or participating trust shall initially reflect an undivided interest in the trust fund proportionate to the assets, at their fair market value, theretofore held under such plan or in such participating trust which are transferred to the trust fund.
           Thereafter each such plan account shall
           be credited and charged as provided
           above.

     (b)  Any provision of this agreement to the
           contrary notwithstanding, each plan
           account shall be held, administered, and distributed for the exclusive benefit of participants and their beneficiaries and defraying the reasonable expenses of such plan. Any reference in any plan document to a trust or trust fund thereunder shall be deemed to refer to such plan's plan account and the portion of the trust fund assets represented thereby under this agreement or, where applicable, to such plan's participating trust and such participating trust's plan account, and the portion of trust fund assets represented thereby under this agreement.

     (c)  Except as may otherwise be directed
           pursuant to the last sentence of this
           subparagraph (c), the interest of each
           plan account in the trust fund or an
           investment fund thereunder shall be ac-
           counted for by such method of units of
           participation as shall be specified by
           the Company, with the consent of the
           Trustee. The Trustee shall determine, as of the close of business on the last business day of each month (or as of the close of business of such other valuation period, such as daily) or on or as of such other time or times as may be directed by the Company, the fair market value of the trust fund and each investment fund and the resulting value of all the outstanding units of participation therein. Transfers to and withdrawals from the trust fund and any investment fund shall be made on the base of unit values so determined.

If a deposit is made to this trust in the form of assets other than cash, the number of units of the investment fund in which such deposit is invested shall be computed on the basis of the fair market value of such assets as of the valuation date the deposit is invested in such investment fund, as determined by the Trustee.

VII-4. Adjusted Net Worth. The "adjusted net worth"of an investment fund as of any valuation date means the then fair market value of all assets of that investment fund as of that valuation date (before any withdrawals and before any new investments as of that valuation date), as determined by the Trustee pursuant to subparagraph III-2(o), less liabilities of the investment fund, other than liabilities to participating trusts.

VII-5. Combined Investment Funds. At the discretion of the Company the investment results of two or more investment funds of the same type and with the same valuation dates may be combined on a prospective basis for the purpose of allocating such investment results. In this event, a single account shall be maintained to reflect each participating trust's investment therein, and units shall be valued and credited, as if the combined funds were a single fund.

VII-6. Recordkeeping. The Trustee shall keep accurate accounts of all investments of the trust and of receipts and disbursements and other transactions hereunder affecting the trust. All such accounts, and the books and records relating thereto, shall be open at all reasonable times and under reasonable conditions to inspection and audit by any person or persons designated by the Company, including the Company's internal auditors, independent accounts, counsel and actuaries, and any investment manager.

The Trustee shall establish and maintain a separate account for each participating trust in such manner as it shall deem appropriate to reflect the interest of each participating trust in the trust fund at any time or from time to time. Within thirty (30) days after the end of each month of the trust, and within thirty (30) days following the effective date of the resignation or removal of the Trustee, the Trustee shall render to the Company a written account signed by the Trustee and delivered to the Company. The account for the trust shall set forth all investments purchased and sold, all receipts, disbursements and other transactions effected by it during the preceding month, and the investments (including cash) held at the end of that month with their fair market values as of that date. With respect to all investments purchased, sold or held, the Trustee shall set forth the acquisition price and, if applicable, the disposition price.
Such account shall reflect transactions as of the execution or actual settlement date, whichever is appropriate. Within 180 days from the date of receipt of the account, the Company may file with the Trustee either its written approval, or its written disapproval (with the reasons therefor), of the account so rendered. Upon the filing of such approval, or at the expiration of that 180-day period if neitherwritten approval nor disapproval has been filed with the Trustee, the account shall be deemed approved, subject to paragraph IX-6. If the Company does communicate an exception or objection, as to which it later becomes satisfied, the Company shall thereupon indicate in writing its approval of the account, or of the account as amended. The Trustee shall render such other information as the Company may reasonably direct from time to time.

VII-7. Company Stock Fund. One of the investment funds established and maintained pursuant to paragraph V-1 shall be invested solely in common stock of Illinois Central Corporation
(the "Company Stock Fund"). The following additional rules shall apply to the Company Stock Fund:

     (a)  Shareholder rights with respect to
           Company Stock attributable to a
           Participant's Account shall be exercised by the Trustee in accordance with directions from the Participant. Each
           Participant shall be entitled to direct
           the Trustee with respect to the voting of such Company Stock allocated to his Account as of the record date of the meeting of the stockholders of the Company at which such Company Stock is entitled to be voted. For purposes of voting, units of the Company Stock Fund will be converted by the Trustee into whole shares of Company Stock as of the applicable record date. The Company shall furnish the Trustee with notices and information statements when voting rights are to be exercised. The Trustee will notify Participants of each occasion for the exercise of voting rights and will forward copies of any proxy material within a reasonable time after it is secured from the Company. A Participant shall elect to exercise his right by filing written voting directions with the Trustee at such time and in such form as the Trustee may reasonably specify.
           Directions received from Participants by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person including officers, directors or employees of the Company. To the extent not inconsistent with its fiduciary obligations under ERISA, the Trustee shall vote shares of Company Stock held by it for which it does not receive timely directions from Participants, pro rata in accordance with the timely directions it has received from
           Participants.

     (b)  In the event a tender offer or exchange
           offer, including but not limited to a
           tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect, (hereinafter a "Tender Offer"), for Company Stock is commenced by a person or persons, the functions under the Plan applicable to the participation of Company Stock in such Tender Offer shall be undertaken by the Trustee at the time the Tender Offer is commenced, and the Company shall not undertake any recordkeeping functions under the Plan that would serve to violate the confidentiality of any individual directions given by Participants in connection with the Tender Offer. To the extent not inconsistent with its fiduciary obligations under ERISA, the
           Trustee shall have no discretion or
           authority to sell, exchange or transfer
           any of such Company Stock pursuant to
           such Tender Offer except to the extent,
           and only to the extent, that the Trustee is timely directed to do so in writing as follows:

          (i)  Company Stock held by the Trustee
                and attributable to Accounts of
                Participants shall be sold,
                exchanged or transferred only to
                the extent so directed in
                accordance with directions it
                receives from Participants.

          (ii) The Trustee shall sell, exchange
                or transfer shares of Company
                Stock for which it does not
                receive timely directions from
                Participants, or that have not
                been allocated to Participants'
                Accounts, pro rata in accordance
                with the timely directions it has
                received from Participants.

     (c)  Dividends (whether in cash or in
           property) and other income received by
           the Trustee in respect of Company Stock
           shall be reinvested in Company Stock and shall constitute income and be recognized on an accrual basis for the Accounting
           Period in which occurs the record date
           with respect to such dividend; provided
           that, with respect to any dividend that
           is reflected in the market price of the
           underlying stock, the Company shall
           direct the Trustee during such trading
           period to trade such stock the regular
           way to reflect the value of the dividend, and all Fund transfers and cash distributions shall be transacted accordingly with no accrual of such dividend, other than as reflected in such market price.

     (d)  Any brokerage commissions, transfer
           taxes, transaction charges, and other
           charges and expenses in connection with
           the purchase or sale of Company Stock
           shall be added to the cost thereof in the case of a purchase or deducted from the proceeds thereof in the case of a sale;
           provided, however, where the purchase or sale of Company Stock is with a "disqualified person" as defined in
           Section 4975(e)(2) of the Code or a
           "party in interest" as defined in Section
           3(14) of ERISA, no commissions may be
           charged with respect thereto.

VII-8. Accounting For Investment Funds. The investments in each investment fund maintained pursuant to paragraph V-1, including the Company Stock Fund, shall be maintained in full and fractional shares or units. The Trustee is responsible for determining the number of full and fractional shares or units of each such fund. To the extent an investment fund is comprised of a collective investment fund of the Trustee, the net asset and unit values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. Fees and expenses incurred for the management and maintenance of investment funds shall be charged at the investment fund level and reflected in the net gain or loss of each fund.

                              ARTICLE VIII

           Deposits, Withdrawals, Transfers and Distributions

 VIII-1. Deposits. A participating trust may make deposits to this trust as of valuation dates and as of any other dates approved by the Company. Deposits may be made by participating trusts in cash, cash equivalents or, with the consent of the Trustee, in securities that are listed for sale on a national or regional securities exchange or are regularly traded in the over-the-counter market, the fair market value of which may be determined by the Trustee by reference to transactions involving such securities.

VIII-2. Withdrawals, Transfers and Distributions. Withdrawals from investment funds, transfers between investment funds and distributions to participating trusts shall be made by the Trustee pursuant to the direction of the Company, subject to the following:

     (a) Withdrawals from any investment fund for the purposes described in subparagraphs
           (b) and (c) next below, or for any other purpose, shall be made on the basis of the value of that investment fund as of that date, as determined in accordance with subparagraph VII-3(a).

     (b) If part or all of a participating trust's investment in any investment fund is withdrawn for the purpose of investing the proceeds thereof in any other investment fund, such proceeds shall be transferred and invested in such other investment fund as of the valuation date as of which the withdrawal is made.

     (c) If part or all of a participating trust's investment in any investment fund is withdrawn for the purpose of distributing the proceeds thereof to the participating trust, distribution shall be made as of the valuation date as of which the withdrawal is made.

     (d) Distributions to participating trusts as a result of the withdrawal of any part or all of their investments in any investment fund shall be made by the Trustee in cash (including payment by check) unless the Company directs the Trustee to make distribution in kind, or partly in cash and partly in kind;
           provided, however, that all distributions to be made as of a valuation date as a result of withdrawals from any single investment fund shall be made on the same basis. In determining equivalent securities or other property to be distributed in kind in lieu of cash, the value of such securities or other property shall be deemed to be the fair market value thereof, as determined by the Trustee in accordance with subparagraph III-2(o).

     (e)  If upon direction of the Company a
           participating trust's entire investments in all investment funds are withdrawn and distributed to the participating trust, such trust shall cease to be a participating trust as of the valuation date as of which final distribution is made. However, such trust again may become a participating trust in the manner described in paragraph VI-2.

Notwithstanding the foregoing, if the Trustee is advised or determines that a participating trust has ceased to be a qualified Employer plan for any reason, as soon as practicable thereafter all investments of that participating trust in the investment funds shall be withdrawn and the proceeds thereof distributed to such plan. However, such withdrawal and distribution shall be made only as of a valuation date and on the basis of the unit value of that investment fund as of that date, as determined in accordance with subparagraph VII-3(a). Upon distribution of all such proceeds, such plan shall cease to be a participating trust and may not make any additional deposits to this trust unless it again becomes a qualified Employer plan and is readmitted as a participating trust in accordance with paragraph VI-2. The Trustee shall be entitled to rely, without further inquiry, upon the Company's determination that any withdrawal, transfer or distribution from the trust complies with this Agreement and applicable law.

                               ARTICLE IX

                           General Provisions

IX-1. No Reversion in Employers. The Employers shall have no right, title or interest in the trust fund, nor shall any part of the trust fund revert or be repaid to an Employer, directly or indirectly, unless:

     (a)  the Internal Revenue Service initially
           determines that a participating trust,
           does not meet the requirements of
           Section 401(a) of the Code, in which
           event the contributions made to the trust by any Employer shall be returned to it;

     (b)  all liabilities under a participating
           trust have been paid or provided for in
           full and assets attributable to such
           Employer remain in the trust fund because of an erroneous actuarial computation, in which event such assets remaining shall revert and be repaid to the Employer;

     (c) a contribution is made by an Employer by mistake of fact and such contribution is returned to the Employer within one year after payment to the Trustee; or

     (d)  a contribution conditioned on the
           deductibility thereof is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the Employer within one year after the disallowance of the deduction.

The amount of any contribution that may be returned to any Employer pursuant to (c) or (d) above must be reduced by any losses to the trust fund allocable thereto. The Trustee shall be entitled to rely, without further inquiry, on the Company's determination that any distribution to an Employer pursuant to this subparagraph IX-1 satisfies the foregoing requirements and otherwise complies with applicable law.

 X-2. Non-Assignment. No participating trust's investments in any investment funds under this trust shall be subject to garnishment, attachment, levy or execution of any kind for the debts or defaults of any participating trust or of any person having or claiming to have any interest in any participating trust.
No participating trust's investment in any such investment fund shall be assignable in whole or in part by that participating trust or by any person having or claiming to have any interest in that participating trust, except that the interest in this trust held by the Trustee of a participating trustmay be transferred to a successor Trustee of that participating trust.

IX-3. Third Parties. Except as otherwise providedby law, the Trustee's exercise or non-exercise of its powers and discretions in good faith shall be conclusive on all persons. No one shall be obliged to see the application of any money paid or property delivered to the Trustee, except to the extent such person is acting as an investment manager as respects such money or property. The certification of the Trustee that it is acting according to this agreement will fully protect all persons dealing with the Trustee.

IX-4. Liabilities Mutually Exclusive. Except as otherwise provided by law, the Trustee, the Company, each Employer, and each investment manager, custodian and insurance company shall be responsible only for its or his own acts or omissions.

IX-5. Limitation of Liability. To the extent permitted by law, no employee of the Company, no person to whom the Company properly delegates any portion of its responsibilities under the trust, and no person who was or is a director, officer or employee of the Company or any corporation related to the Company, shall have any personal liability of any nature for any act done or omitted to be done in good faith under or in connection with this trust.

IX-6. Limit of Responsibility. The Trustee shall be responsible only for sums actually received by it as Trustee hereunder, and shall be under no obligation or duty, and shall have no right to compute any amount to be paid by it pursuant to a plan or to collect any sums from a participating trust.

IX-7. Indemnification. To the extent permitted by law, none of the Trustee nor any person who is or was a director, officer, or employee of an Employer or any related corporation, shall be personally liable for any act done or omitted to be done in good faith in the administration of this trust or investment of the trust funds. Any employee of an Employer to whom the Company has delegated any portion of its responsibilities under the plan, any person who is or was a director or officer of an Employer or any related corporation, and each of them, shall, to the extent permitted by law, be indemnified and saved harmless by the Employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to a participating trust or this trust) from and against any and all liability or claim of liability to which they may be subjected by reason of any act done or omitted to be done in good faith in connection with the administration of a participating trust or this trust or the investment of the trust fund, including all expenses reasonably incurred in their defense if the Employers fail to provide such defense after having been requested to do so in writing. The Trustee shall be indemnified and saved harmless by the Employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to a participating trust or this trust) with respect to liability or claim of liability to which the Trustee shall be subjected by reason of its good faith performance of its duties hereunder or compliance with any directions given in accordance with the provisions of this trust by an investment manager or any person duly authorized by the Company, or by reason of its failure to take any action with respect to any assets of the trust fund which are subject to investment direction from an investment manager in the absence of direction from the in-vestment manager, including all expenses reasonably incurred in its defense if the Employers fail to provide such defense after having been requested to do so in writing; except to the extent that any claim of liability arises from the Trustee's own neg-ligence, misconduct or breach of its duties under this trust or applicable law.

IX-8. Disagreement as to Acts. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting by the Trustee, the Trustee shall have a right to a settlement of any such disagreement by appropriate action instituted in any court having jurisdiction.

IX-9. Courts. Except as otherwise provided by law, in case of any court proceeding involving a participating trust, this trust, the Trustee of any such trust or the Company, only the participating trust, this trust, such Trustee or the Company shall be necessary parties to the proceedings, proceedings, no other person or entity shall be entitled to notice of process, and a final judgment entered in any such proceedings shall be conclusive.

IX-10. Unrelated Business Taxable Income. The Trustee shall not invest the trust in such a manner as to create unrelated business taxable income (as defined in Section 512 of the Code) to the trust or any participating trust.

IX-11. Evidence. Evidence required of anyone under this agreement may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

IX-12. Mistake of Fact. Any misstatement or any mistake of fact in any certificate, notice or other document filed with the Company, the Trustee or any investment manager shall be corrected when it becomes known and the Company, the Trustee or the investment manager, as the case may be, shall make such adjustment on account thereof as is considered equitable and practicable.

IX-13. Attorneys, Agents, Accountants, etc. In order to facilitate the administration of this trust:

     (a)  Each of the Company and the Trustee may
           employ such agents, attorneys,
           accountants or other persons (who also
           may be employed by the Company or others) as in its opinion may be necessary or desirable to carry out its duties under this agreement, may pay them a reasonable compensation, and may allocate or delegate to them such powers, rights and duties as the Company or the Trustee may consider necessary or desirable to properly carry out his or its duties under the plan or this agreement (other than Trustee responsibilities as to management or control of assets of the trust fund); provided that such allocation or delegation, and the acceptance thereof by such agents, attorneys, accountants or other persons, shall be in writing.

     (b)  Subject to applicable law, each of the
           Company and the Trustee may act or
           refrain from acting on the advice or
           opinion of reputable agents, attorneys,
           accountants or other persons selected as above with reasonable diligence and without liability for so doing and without court action.

IX-14. Compensation and Expenses. The Trustee, with the prior written consent of the Company, may pay from the trust fund all expenses reasonably incurred in the administration of the trust fund. In addition, the Company may direct the Trustee to pay from the trust fund reasonable expenses incurred by an Employer or the Company in carrying out their responsibilities under this agreement.

     (a)  The Trustee is entitled to rely on the
           Company's written instructions regarding the payment of such expenses, and will not be liable for complying with them.
           The Trustee shall notify the Company in
           periodic written reports of all expenses paid from the trust fund. Nothing herein prohibits the Employer from reimbursing the trust fund for such expenses.

     (b)  Any amount deducted and charged against
           the trust fund which is specifically
           allocable to a particular investment
           account or participating trust shall be
           charged against the interest of that
           account or trust in the trust fund. Any amount deducted and charged against the trust fund which is not allocable to a particular investment account or participating trust shall be allocated among all of the investment accounts and participating trusts in proportion to their interests in the trust fund by such equitable method or methods of allocation as the Trustee shall adopt and consistently follow from time to time, or as shall be specified by the Company.

     (c)  Such administrative costs and expenses
           shall include, but shall not be limited
           to, reasonable compensation to agents,
           attorneys, actuaries, accountants and
           other persons employed by the Trustee
           (with the consent of the Company) or the Company, reimbursement to the Employers for plan administrative costs such as premiums paid to the Pension Benefit
           Guaranty Corporation, printing costs,
           audit fees, and other expenses incurred
           in complying with reporting and
           disclosure requirements and reimbursement for reasonable compensation paid to employees of the Employers and other employment costs paid by the Employers attributable to services such employees render pursuant to duties and responsibilities delegated to them by the Company with respect to the administration of this trust or any participating trust or any plan relating to any such participating trust.

 The Trustee is entitled to withdraw from the trust fund reasonable compensation for its services, with the prior written consent of the Company. The amount of the Trustee's compensation will be agreed upon from time to time by the Company and the Trustee and included in a schedule separate from this agreement. The Company may agree with the Trustee that Trustee compensation will be paid by the Employers. In such case, the Trustee will be entitled to withdraw its compensation from the trust fund only if the Employers fail to pay the Trustee within 45 days after the Trustee sends an appropriate billing to the Company.

IX-15. Action by the Company. Any action required or permitted to be taken under this agreement by the Company shall be by resolution of its Board of Directors, by a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

IX-16. Waiver of Notice. Any notice required under this agreement may be waived by the person entitled to such notice.

IX-17. Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular, and the singular shall include the plural.

IX-18. Counterparts. This agreement may be executed in two or more counterparts, any one of which shall constitute an original without reference to the others.

IX-19. Statutory References. Any reference in this agreement to the Internal Revenue Code means the Internal Revenue Code of 1986, any reference to "ERISA" means the Employee
Retirement Income Security Act of 1974, and any reference to a section of the Code or of ERISA shall include any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

IX-20. Severability. In case any provisions of this agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this agreement and this agreement shall be construed and enforced as if such illegal or invalid provision had never been set forth in this agreement.

IX-21. Scope of this Agreement. This agreement shall be binding upon the Employers, their successors and assigns, and upon the Trustee, the Company, the investment managers, custodians and their successors and assigns.

IX-22. Confidentiality. The Trustee shall maintain the strictest confidence regarding the business affairs of the Employers, the Company and the trust. Written reports furnished by the Trustee to the Employers or the Company and any information furnished by the Employers or the Company to the Trustee shall be treated by the Trustee as confidential and for the exclusive use and benefit of the Employers or the Company except as disclosure may be required by applicable law.

IX-23. Contesting of Assessed Taxes. If any taxes are assessed on or in respect to the trust fund and any income therefrom, the Trustee shall advise the Company in writing within five (5) business days of the Trustee's receipt of such assessment. If the Trustee is not notified otherwise by the Company, within sixty (60) days from the date of its notice to the Company, it may assume that any taxes so assessed are lawfully assessed after such 60 day period. The Trustee, if so instructed by the Company shall contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel. The term
"taxes" include any interest or penalties that may be levied or imposed in respect of any taxes assessed.

IX-24. Form of Instructions. All directions, notices, instructions and consents given by the Company to the Trustee and vice versa shall be in writing and be given in any manner which is agreeable to such parties, and the Trustee or the Company, as the case may be, shall act in accordance therewith.

IX-25. Notices. All notices, consents and other instruments given pursuant to this Agreement shall be in writing and shall validly be given when hand delivered or mailed by certified mail, return receipt requested.

                                ARTICLE X

                           Changes in Trustee

X-1. Resignation. The Trustee may resign at any time by giving sixty days' prior written notice to the Company. The Company shall give prompt written notice of the Trustee's resignation to the investment managers, custodians, insurance companies and other Employers. The Company shall promptly appoint a successor Trustee, and if no successor has been appointed by the effective date of the Trustee's resignation, the Trustee may petition a court of competent jurisdiction to appoint a successor Trustee.

X-2. Removal of Trustee. The Company may remove the Trustee at any time by written notice to the Trustee and the other Employers. The Company shall fill any vacancy in the office of Trustee as soon as practicable and shall give prompt written notice thereof to the investment managers, custodians, insurance companies and the other Employers.

X-3.  Duties of Resigning or Removed Trustee and of Successor
Trustee. A Trustee that resigns or is removed shall promptly furnish to the Company and the successor Trustee an account of its administration of the trust from the date of its last account. Each successor Trustee shall succeed to the title to the trust fund vested in its predecessor without the signing or filing of any further instrument, but each resigning or removed Trustee shall execute all documents and do all acts necessary to vest such title of record in the successor Trustee. Each successor Trustee shall have and enjoy all of the powers conferred by this agreement as if originally named Trustee. Subject to applicable law, no successor Trustee shall be personally liable for any act or failure to act of any predecessor Trustee and with the approval of the Company a successor Trustee may accept the account rendered and the property delivered to it by a predecessor Trustee as a full and complete discharge to the predecessor Trustee without incurring any liability or responsibility for so doing.

                               ARTICLE XI

                        Amendment and Termination

XI-1. Amendment. This agreement may be amended from time to time by the Company, with the consent of the Trustee, except that under no condition shall any amendment result in or permit the payment to any Employer of any portion of the trust fund or the income therefrom, or result in or permit the distribution of the trust fund for the benefit of anyone other than beneficiaries of participating trusts. To the extent that the Company deems it necessary or desirable to do so, the Company may amend Article XII of this agreement to incorporate therein and make a part of this agreement the terms and provisions of the documents under which any fund described in Article XII is maintained; provided, however, that any such amendment shall be subject to the limitations set forth above.

XI-2. Termination. The Company may terminate this trust by giving written notice of the termination to the Trustee and the other Employers. The Company shall give prompt written notice of the termination to the investment managers, custodians and insurance companies and to the Trustee of each participating trust.
No further deposits shall be made to this trust after its termination. The participating trusts' investments in all investment funds shall be withdrawn by the Trustee upon the direction of the Company on or as soon as practicable after the termination of this trust and the proceeds of each participating trust's investments shall be distributed to it. The date on which such withdrawals are made shall be treated as a valuation date for the purpose of effecting such withdrawals and distributions.

                               ARTICLE XII

              Incorporation of Collective Investment Trusts

Notwithstanding any other provisions of this agreement, the Trustee, the Company, or any investment manager may cause any part or all of the trust assets for which it has investment responsibility to be invested in any common, collective or commingled trust fund or pooled investment fund that is qualified under Section 401(a), and entitled to tax exemption under Section 501(a), of the Code and is maintained by the bank acting as Trustee, by any other bank or trust company supervised by a state or federal agency, or by the Trustees under such fund. To the extent trust assets are invested in any such common, collective or commingled trust fund or pooled investment fund, the provisions of the documents under which such fund is maintained, as amended from time to time, shall govern any investment therein, and such provisions are hereby incorporated herein and made a part of this agreement.

IN WITNESS WHEREOF, the Company and the Trustee have caused this agreement to be executed on their behalf by their respective officers thereunto duly authorized, the day and year first above written.


 ILLINOIS CENTRAL RAILROAD                      CONTINENTAL TRUST COMPANY
   COMPANY


 By                                         By
  Its                                       Its


    (Corporate Seal)                       (Corporate Seal)